Employment Agreement

Employment Agreement (the "Agreement") dated as of June 30, 1997 between UTG Communications International, Inc. a Delaware corporation with offices at 18 Cattano Avenue, Morristown, New Jersey 07960 ("Company") and Keith Rhea, residing at 1105 Washington St.
Hoboken, N.J., USA ("Employee").

      The Company desires to engage Employee to perform services for the Company and any present or future parent, subsidiary, or affiliate of the Company, and (subject to Section 11) any successor or assignee of the Company (collectively called the "UTG Companies") and Employee desires to perform such services, on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises and covenants set forth herein and for other good and a valuable considerations, the receipt and sufficiency of which are hereby acknowledged.

SECTION 1. Term

                  The Company agrees to employ Employee, and Employee agrees to serve, on the terms and conditions of this Agreement for a period commencing July 7, 1997 (the "Commencement Date") and ending on July 7, 2000, or such shorter period as may be provided for herein.

The period during which Employee is employed hereunder is hereinafter referred to as the "Employment Period".

SECTION 2. Duties and Services

                  During the Employment Period, Employment shall serve as Chief Operating Officer of the Company and shall be elected to the Board of Directors. Employee shall serve as the Chief Operating Officer of the Company engaged in direct responsibility for all operations of the Company and subject to the direction and control of the Board of Directors and persons designated by the Board of Directors. Employee agrees to devote all of his business time and efforts to the performance of his duties under this Agreement. Notwithstanding the foregoing the Employee shall be permitted to render services of up to 40% of his working time on behalf of affiliated entities which provide consulting services to UTG Communications (Europe) AG or other non-United States based operations of UTG Companies for compensation to be agreed upon by such entity. During the Employment Period, Employee's home office shall be in the U.S. Employee shall be available to travel as the needs of the business require; but shall not be required to relocate his place of residence from Hoboken, N.J. USA. If, at Company request, Employee is asked to relocate his primary residence, Company shall compensate Employee for reasonable costs directly associated with the move, including but not limited to real estate costs of selling primary residence, real estate, legal, and financing expenses associated with the closing of the sale and purchase, cost of packing, shipping, duties, and delivery of personal belonging, any increase in tax liability, and any other costs Company deems reasonable. If Employee is requested by Company to work in a country other than that of his current home more than fifty percent (50%) per year, Company will provide Employee, without charge an apartment, either furnished or with
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a reasonable allowance to furnish it. Company will compensate Employee for any increase in tax liability, if any, as a result of such arrangement.

SECTION 3. Compensation

            a. Base Salary. Company shall pay Employee, during the Employment Period, an annual base salary of $100,000 ("Base Salary"), payable in equal, bi-weekly installments in U.S. dollars. Base Salary may be increased at the sole discretion of the Board of Directors of the Company. Payments of Base Salary shall be reduced to the extent of payments received by Employee as described in
Section 6.

            b. Stock Option.

                  i. The Company shall grant to Employee five year, non transferable (except to entities affiliated to Employee) non qualified stock options ("Options") to purchase an aggregate of 200,000 shares at an exercise price of $1 per share. The Options shall vest during the Employment Period in accordance with the following schedule:

            Options                       Vesting Date
            -------                       ------------
            50,000                         6 months after Commencement Date
            50,000                        12 months after Commencement Date
            25,000                        18 months after Commencement Date
            25,000                        24 months after Commencement Date
            50,000                        30 months after Commencement Date

                  ii. If required by the underwriter(s) in connection with any buy out or merger, Employee shall execute a lock-up agreement (i.e. restricting the sale or transfer of the Common Stock acquired by exercise of the Options during a period of time following consummation of such offering) if requested by such underwriter(s). No lock-up agreement will exceed one year of 50% of stock covered by vested Options, unless approved by Employee.

                  iii. If Employee's employment hereunder shall be terminated by Company for a reason set forth in clauses (ii), (iii), or (iv) of Section 10a(1), or by Employee, then any unvested Options shall terminate on the effective date of such termination, or if Employee's employment hereunder shall be terminated by the Company for a reason set forth in Section 10a(1)(i) or by reason of Employee's death, any unvested Options shall cease to vest on the effective date of termination. All vested Options may be exercised by Employee during the period commencing on vesting and ending five years after the Commencement Date or 60 days from the termination date if termination occurs under clauses (ii), (iii) or (iv) of Section 10a(1). The options shall not be transferable by Employee other than by operation of law upon death.

            c. Benefits. Employee shall be entitled to participate in all benefits for which Employee qualifies that the Company may make available to executive employees, on like terms, including all medical, disability, hospital, health, and life insurance plans and arrangements. Employee shall be entitled to five weeks of paid holiday per year plus all national bank holidays.


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            d. Severance. If the Company shall give notice of termination of
Employee's services hereunder for reasons other than those described in Section 10a hereof, Employee shall be entitled to receive his full compensation (i.e., his Base Salary and the vesting Options) to the effective date of such termination, plus a severance payment payable on such date, equal to the amount of his Base Salary at the rate provided in Section 3 prorated to six months, plus Options that would have vested during the six months following such effective date. In the event that the Company becomes obligated to pay any severance pay, the Company may elect to make payments of the Base Salary component thereof in regular installments not to exceed six months or in a single payment equal to the present value thereof.

            e. Limitations. The Company shall have the right to deduct or withhold from all compensation, and benefits payable hereunder all social security taxes, other federal, state, and local taxes, and all other charges and amounts as may be required by law to be deducted or withheld.

SECTION 4. Expenses

                  Employee shall be entitled to reimbursement within thirty (30) days for reasonable travel and other out-of-pocket expense necessarily incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the regular procedures of the Company.

SECTION 5. Representations and Warranties of Employee

                  Employee represents and warrants to the Company that (a) Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder and (b) Employee is under no physical or mental disability that would hinder his performance of duties under this Agreement.

SECTION 6. Non-Competition

                  (a) In view of the unique and valuable services it is expected Employee will render to the Company, Employee's knowledge of the customers, trade secrets, and other proprietary information relating to the business of the Company and its customers and suppliers and similar knowledge regarding the Company it is expected Employee will obtain, and in consideration of the compensation to be received hereunder, Employee agrees, other that a transition period of consultation with either Tele Danmark and/or Tele Danmark USA that will not exceed six months following the Commencement Date, (i) that he will not during the period he is employed by the Company under this Agreement compete with or be engaged in the business as, or otherwise Participate in (hereinafter defined in this Section 6) any other business or organization that now is or shall then be competing with the nature of the business or organization that now is or shall then be competing with the nature of the business of the Company and, (ii) subject to the last sentence of this Section 6(a) for a period of six(6), months after he ceases to be employed by the Company under the Agreement or otherwise, he will not compete with or be engaged in the same business as, or Participate in any other business or organization which during


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such six-month period compete with or is engaged in the same business as, either the Company, with respect to any product or service sold or activity engaged in except that in each case the provisions of this Section 6(a) will not be deemed breached for activities described in Exhibit 1 or merely because Employee owns not more than 5% of the outstanding common stock of a corporation, if, at the time of its acquisition by Employee, such stock is listed and regularly traded in the over-the-counter market. Notwithstanding clause (ii) above, if either the Company terminates Employee's employment under this Agreement or otherwise for reasons other than those described in Section 10a hereof, or on or before scheduled expiration of the Employment Period. Employee is not offered a new contract of employment with the Company on equal or better terms with respect to salary only than as set forth herein, then in any such case restrictions set forth in this Section 6(a) shall not apply from and after the effective date of such termination. Any compensation paid by Tele Danmark or Tele Danmark USA to Employee, or an affiliate of Employee, excluding any bonuses or similar payments which relate to the activities by Employee prior to the Commencement Date, shall reduce on a dollar for dollar basis The Base Salary payable to Employee.

            (b) The term "Participate in" shall mean: "directly or indirectly for his own benefit or for, with, or through any other person, firm, or corporation, own, manage, operate, control, loan money to, or participate in the ownership, management, operation, or control of, or he connected as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with or acquiesce in the use of his name in."

            (c) Employee will not directly or indirectly reveal the name of, solicit or interfere with, or endeavor to entice away from the Company, any of its suppliers, customers, or employees. Employee will not directly or indirectly employ any person who, at any time up to such cessation, was an employee of the Company, within a period of sic months after such a person leaves the employment of the Company

SECTION 7. Patents, Etc.

                  Any interest in patents, patent applications, inventions, technological innovations, copyrights, copyrightable works, developments, discoveries, designs, and processes related to the business of the Company ("Such Inventions") which shall belong to the company as soon as Employee owns, conceives of, or develops any Such Invention, he agrees immediately to communicate such fact in writing to the Secretary of the Company, but at the company's expense (except as noted in clause (a) of this Section 7), forthwith upon request of the Company, Employee shall execute all such assignments and other documents (including applications for patents, copyrights, trademarks, and assignments thereof) and take all such other action as the Company may reasonably request in order (a) to vest int he Company all Employee's right, title, and interest, pledges, charges, and encumbrances ("Liens") and (b), if patentable or copyrightable, to obtain patents or copyrights (including extensions and renewals) therefore in any and all countries in such name as the company shall determine.

SECTION 8. Confidential Information

                  All confidential information (including, without limitation, trade secrets,


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know how, proprietary information, price lists, marketing plans and customer lists), which Employee may now possess, may obtain during or after the Employment Period, or may create prior to the end of the Employment Period relating to the business of the Company or of any customer or supplier of the Company shall not be published, disclosed, or made accessible by Employee to any other person, firm, or corporation either during or after the termination of his employment or used by him except during the Employment Period int he Business and for the benefit of the Company in each case without prior written permission of the Company. Employee shall all tangible evidence of such confidential information to the Company prior to or at the termination of his employment.

SECTION 9. Life Insurance

                  If requested by the Company, Employee shall submit to such physical examinations an otherwise take such actions and execute and deliver such documents as may be reasonably necessary to enable the Company, at its expense and for its own benefit, to obtain life insurance on the life of Employee. Employee has not reason to believe that his life is not insurable with a reputable insurance company at rates now prevailing for healthy men of his age.

SECTION 10. Termination

                  a. Notwithstanding anything herein contained, if on or after the date hereof and prior to the end of the Employment Period.

                        (1) either (i) Employee shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder for a period of three months, (ii) Employee shall be convicted of a crime, (iii) Employee shall commit any act or omit to take any action in bad faith and to the detriment of the Company of (iv) Employee shall breach any material term of this Agreement and fail to correct such breach within thirty days after commission thereof, then, and in each such case, the Company shall have the right to give notice of termination of Employee's services hereunder as of a date (not earlier than 30 days from such notice) to be specified in such notice, and Employee's employment hereunder shall terminate on the date so specified, or restrictions set forth in this Section 6(a) shall not apply from and after the effective date of such termination.

                        (2) Employee shall die, then Employee's employment hereunder shall terminate on the date of Employee's death. Upon termination of Employee's employment under this Section 10a., Employee or his estate, as the case may be, shall be entitled to receive only his Base Salary and vested Options to the date on which termination shall take effect.

            b. Nothing contained in this Section 10 shall be deemed to limit any other right the Company may have to terminate Employee's employment hereunder upon any ground permitted by law (determination "without cause"), by giving notice of termination of Employee's services hereunder. Upon termination of Employee's employment under this Section 10b, Employee shall be entitled to Severance Pay pursuant to and in accordance with the terms of Section 3d, hereof.


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SECTION 11. Merger, Etc.

                  In the event of a future disposition of (or including) the properties and business of the Company, substantially as en entirety, by merger, consolidation, sale of assets, or otherwise, then the Company may elect:

                  (1) to assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving corporation; provided that such corporation shall assume in writing all of the obligations of the Company hereunder, and provided, further that the Company (in the event and so long as it remains in business as an independent going enterprise) shall remain liable for the performance of its obligations hereunder in the event of an unjustified failure of the acquiring corporation to perform its obligations under this Agreement; or

                  (2) in addition to its other rights of termination, to terminate this Agreement upon at least 30 days written notice by paying Employee his compensation at the rate, and subject to the conditions, provided in Section 3 to the last day of the Employment Period or an amount equal to six months of his compensation at the rate, and subject to the conditions, provided in Section 3, whichever is greater.

SECTION 12. Survival

                  The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

SECTION 13. Modification

                  This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

SECTION 14. Notices

                  Any notices or other communication required or permitted by this Agreement shall be sufficiently given if delivered in person, by courier, or if sent by registered or certified mail, postage prepaid, return receipt requested, or by Express Mail, or similar overnight delivery service, or by facsimile transmission (followed by telephone communication and hard copy), at the address set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 14). Any such notice or communication shall be deemed given (1) if sent by certified or registered mail, return receipt requested, postage prepaid, five calendar days after being deposited int he United States mail, postage prepaid; (2) if sent by Express Mail, Federal Express or similar overnight delivery service for next Business Day delivery, the next Business Day after being entrusted to such service, with delivery charges prepaid or charged to the sender's account; (3) if sent by


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facsimile transmission, on the date sent and (4) if delivered in person, by courier, on the date of delivery.

SECTION 15. Waiver

                  Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

SECTION 16. Binding Effect

                  Employee's right and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of Employee's creditors, and any attempt to do any of the forgoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employees and his heirs and personal representatives and shall be binding upon and inure to the benefit of the Company and its successors and those who are its assignees under
Section 11.

SECTION 17. No Third Party Beneficiaries.

                  Except as provided in Section 16, this Agreement does not create and shall not be construed as creating, any rights enforceable by any person not a party to this agreement.

SECTION 18. Headings.

                  The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

SECTION 19. Counterparts; Governing Laws

                  This Agreement may be executed in any number o counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the Laws of New Jersey, USA, without giving effect to any conflict of laws rule which would have the substantive law of any other state or country apply to the subject matter hereof.

SECTION 20. Specific Performance

                  Since a breach of the provisions of Sections 6, 7, and 8 could not adequately be compensated by money damages, the Company shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such breach or a threatened breach, and in either case no bond or other security shall be required in connection herewith, and Employee hereby consents to the issuance of such injunction. Employee agrees that the provision


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of Sections 6, 7 and 8 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, an in its reduced form such restrictions shall then be enforceable in the manner contemplated hereby.

SECTION 21. Severability

                  If any provision of this Agreement (including any provision relating to the scope or term of or geographic area covered by Sections 6, 7 or
8) or the application thereof to any person or circumstance is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid, or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby; provided that, if any provision hereof or the application thereof shall be so held to be invalid, void or unenforceable by a final judgment of a court of competent jurisdiction, then such court may substitute therefore a suitable and equitable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid, void or unenforceable provision and if such court shall fail or decline to do so, the parties shall negotiate in good faith a suitable and equitable substitute provision. To the extent that any provision shall be judicially unenforceable in any one or more jurisdictions, such provision shall not be affected with respect to any other jurisdiction, each provision with respect to each state being construed a several and independent.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

UTG Communications International, Inc.


by: /s/ David Schlecht
    ----------------------------
David Schlecht, President


/s/ Keith J. Rhea
--------------------------------
        Keith J. Rhea


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                                                                       Exhibit 1

Telepathy, Inc.

Employee is currently the President and principal shareholder of Telepathy, Inc. a Delaware Corporation ("Telepathy") developing two-way pager and GSM application services ("Wireless Application Venture"). Employee will provide only limited guidance to Telepathy and will not engage in the active conduct of Telepathy business unless and until directed to do so by Company.

Telepathy will provide Company a business plan for launching its services. Company will have the first right of refusal to invest in Telepathy based on the business plan. If Company does not exercise its right of first refusal within 30 days after Telepathy has found a bona fide third party investor, Telepathy shall have the right to complete such transaction.